United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ROKA BIOSCIENCE, INC.
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ROKA BIOSCIENCE, INC.
20 Independence Boulevard
Warren, New Jersey 07059

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 22, 2016

To the Stockholders of
Roka Bioscience, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Roka Bioscience, Inc. (the “Company”) will be held at Roka's corporate offices, located at 20 Independence Boulevard, Suite 401, Warren, New Jersey, 07059, on June 22, 2016, beginning at 8:30 a.m. local time. At the Annual Meeting, stockholders will act on the following matters:

•	To elect two director nominees to serve as Class II directors for a three-year term expiring at the annual meeting of stockholders in 2019;
•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016;
•	To approve an amendment to the Company's certificate of incorporation and grant of discretionary authority to the Board of Directors to effect a reverse stock split; and
•	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 25, 2016 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors

Paul G. Thomas
Chief Executive Officer

May 4, 2016
Warren, New Jersey

TABLE OF CONTENTS

GENERAL INFORMATION	1
PROPOSAL 1: ELECTION OF DIRECTORS	5
CORPORATE GOVERNANCE MATTERS	8
EXECUTIVE OFFICERS	12
EXECUTIVE COMPENSATION	14
DIRECTOR COMPENSATION	25
REPORT OF THE AUDIT COMMITTEE	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
TRANSACTIONS WITH RELATED PERSONS	32
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	36
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT	38
STOCKHOLDER PROPOSALS	45
ANNUAL REPORT	46
HOUSEHOLDING OF PROXY MATERIALS	46
OTHER MATTERS	47

ROKA BIOSCIENCE, INC.
PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement contains information related to the Annual Meeting of Stockholders to be held on June 22, 2016 at 8:30 a.m. local time, at Roka's corporate offices, located at 20 Independence Boulevard, Suite 401, Warren, New Jersey, 07059, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Roka Bioscience, Inc. (the “Board”). The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about May 4, 2016.
Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 22, 2016.
Our proxy materials including our Proxy Statement for the 2016 Annual Meeting, our Annual report for the fiscal year ended December 31, 2015 and proxy card are available on the Internet at www.proxyvote.com. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

In this Proxy Statement, the terms “Roka,” “we,” “us,” and “our” refer to Roka Bioscience, Inc. The mailing address of our principal executive offices is Roka Bioscience, Inc., 20 Independence Boulevard, Warren, NJ 07059.

About the Meeting

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

•	To elect two director nominees to serve as Class II directors for a three-year term expiring at the annual meeting of stockholders in 2019;
•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016;
•	To approve an amendment to the Company's certificate of incorporation and grant of discretionary authority to the Board of Directors to effect a reverse stock split; and
•	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein, the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016 and approval of an amendment to the Company's certificate of incorporation and grant of discretionary authority to the Board of Directors to effect a reverse stock split are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR these proposals.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, April 25, 2016, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had outstanding shares of common stock.

 Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting.

If you are a stockholder of record and plan to attend the Annual Meeting, please contact the Company by email at ir@rokabio.com to register to attend the Annual Meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you must send a written request to attend either by regular mail or email, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: Roka Bioscience, Inc., 20 Independence Boulevard, Warren, New Jersey 07059, Attn: Sue Roberts or ir@rokabio.com. Please plan to arrive at Roka's corporate offices within a reasonable period of time before the start of the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You can vote on matters that come before the Annual Meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

If you are a stockholder of record, to submit your proxy by telephone or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet as instructed by your broker, bank or other nominee.

If you attend the Annual Meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of the Company a notice of revocation;

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in "What vote is required to approve each proposal?" below.

What vote is required to approve each proposal?

The holders of a majority of our common stock outstanding on the record date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the two director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

With respect to the second proposal to ratify the appointment of PricewaterhouseCoopers LLP and approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

With respect to the third proposal to approve an amendment to the Company's certificate of incorporation and grant of discretionary authority to the Board of Directors to effect a reverse stock split, the affirmative vote of a majority of the shares outstanding and entitled to vote at the meeting is required to approve the third proposal. As a result, abstentions and "broker non-votes" will have the same practical effect as a negative vote on this proposal.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are "broker non-votes"?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed "routine", such as the ratification of auditors. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called "broker non-votes."

The election of directors (Proposal No. 1) is not considered to be a "routine" matter and brokers are not permitted to vote on this matter if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The ratification of our independent registered public accounting firm (Proposal No. 2) and the approval of an amendment to the Company's certificate of incorporation and grant of discretionary authority to the Board of Directors to effect a reverse stock split (Proposal No. 3) are considered to be a "routine" matter, and hence your brokerage firm will be able to vote on Proposals No. 2 and 3 even if it does not receive instructions from you, so long as it holds your shares in its name.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board by mail and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: TO ELECT TWO DIRECTORS TO SERVE THREE-YEAR TERMS EXPIRING AT THE ANNUAL MEETING IN 2019 AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is divided into three classes: Class I, Class II and Class III, with each class serving a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has seven members. There are two directors in the class whose term of office expires in 2016. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2019 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the two nominees named below. The two director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Class II Nominees for Election for a Three-Year Term Expiring at the 2018 Annual Meeting
The following table sets forth the name, age, position and tenure of each of our Class II directors who are up for re-election at the 2016 Annual Meeting:

Name	Age	Position(s)	Served as an Officer or Director Since

M. James Barrett, Ph.D.	73	Director	2009
Fred E. Cohen, M.D., D.Phil	59	Director	2009

The following biographical descriptions set forth certain information with respect to the director nominees, based on information furnished to the Company by each director nominee.
M. James Barrett, Ph.D. has served as our chairman of the board since our founding in September 2009. Dr. Barrett has served as a general partner of New Enterprise Associates, a venture capital fund, since August 2001. From January 1997 to 2001 he served as chairman of the board of directors of Sensors for Medicine and Science, Inc., a medical device company which he founded in 1997. Dr. Barrett currently serves on the board of directors of each of the following publicly-held companies: Clovis Oncology, Inc. (NASDAQ:CLVS), a biopharmaceutical company focused on anti-cancer agents, since April 2009; Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company, since 2005, Loxo Oncology, Inc. (NASDAQ: LOXO), a biopharmaceutical company focused on targeted cancer therapies, since 2014, GlycoMimetics, Inc. (NASDAQ GLYC), since 2003, Proteostasis Therapeutics,

Inc. (NASDAQ: PTI), since 2015, Senseonics Holdings, Inc. (NASDAQ: SENS), since 1996 and Zosano Pharma Corporation (NASDAQ: ZSAN), a specialty pharmaceutical company, since 2012. In addition, Dr. Barrett currently serves as a member of the board of directors of a number of private companies. In addition, within the past five years, Dr. Barrett has previously served on the board of directors of each of the following publicly-held companies: Targacept, Inc., (NASDAQ: TRGT), a clinical-stage biopharmaceutical company, from 2002 until May 2013; Amicus Therapeutics, Inc. (NASDAQ: FOLD), a publicly traded biopharmaceutical company focused on therapies for rare and orphan diseases, from August 2009 to February 2015; Inhibitex, Inc. from 2002 until it was sold to Bristol-Myers Squibb Company (NYSE: BMY), a global biopharmaceutical company, in 2012; and YM Biosciences, Inc. (NYSE MKT: YMI, TSX: YM), a Canadian-based biopharmaceutical company subsequently acquired by Gilead Sciences, Inc. (NASDAQ: GILD). Dr. Barrett received a B.S. in Chemistry from Boston College, a Ph.D. in Biochemistry from the University of Tennessee and an M.B.A. from the University of Santa Clara. We believe that Dr. Barrett’s extensive experience as a venture capital investor focused on the healthcare industry, as a founder of numerous companies and entrepreneur, as a director of numerous publicly-traded pharmaceutical companies, and his strong capital markets experience qualifies him to serve as a member of our board of directors.
Fred E. Cohen, M.D., D.Phil. has served as a member of our board of directors since our founding in September 2009. Dr. Cohen has been a partner at TPG Capital, or TPG, a private equity firm, since 2001. Dr. Cohen serves as co-head of TPG’s biotechnology group. Dr. Cohen is also a former member of the faculty at the University of California, San Francisco, where he taught and conducted research from 1988 through 2014. Dr. Cohen currently serves on the board of directors of each of the following publicly-held companies: Genomic Health, Inc. (NASDAQ: GHDX), a company focused on providing actionable genomic health information; Five Prime Therapeutics, Inc. (NASDAQ: FPRX), a clinical-stage biotechnology company focused on discovering and developing novel protein therapeutics; Veracyte, Inc. (NASDAQ: VCYT), a diagnostics company in the field of molecular cytology; Tandem Diabetes Care, Inc. (NASDAQ: TNDM), a medical device company that designs, develops and commercializes products for people with insulin-dependent diabetes; and BioCyrst Pharmaceuticals, Inc. (NASDAQ: BCRX), a pharmaceutical company focused on the development of novel small-molecule drugs that block key enzymes involved in infectious and rare diseases; and CareDx, Inc. (NASDAQ: CDNA), a molecular diagnostics business focused on organ transplant recipients. He is a member of the Institute of Medicine of the National Academy of Sciences and the American Academy of Arts and Sciences. Dr. Cohen holds a Bachelor of Science degree in Molecular Biophysics and Biochemistry from Yale University, a D.Phil. in Molecular Biophysics from Oxford University, where he was a Rhodes Scholar, and an M.D. from Stanford University. We believe that Dr. Cohen’s extensive experience as a venture capital investor focused on biotechnology companies and as a director of several publicly-traded life sciences companies qualifies him to serve as a member of our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

Class I Directors Continuing in Office until the 2018 Annual Meeting

Paul G. Thomas has served as our president, chief executive officer and director since our founding in September 2009. From September 2008 to September 2009, Mr. Thomas was an independent consultant. Previously, from October 1998 until September 2008, he served as chairman, chief executive officer, and president of LifeCell Corporation, a publicly traded company focused on developing and marketing reconstructive surgical products, which was acquired by Kinetic Concepts, Inc., a global medical technology company, in May 2008. Prior to joining LifeCell, Mr. Thomas held various senior positions during his 15-year tenure with the pharmaceutical products division of Ohmeda Inc., now a General Electric Healthcare Company. Mr. Thomas currently serves as a member of the board of directors of the following publicly-held companies: ABIOMED, Inc. (NASDAQ: ABMD), a medical devices company focused on products that provide circulatory support, since May 2011 and Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), a biopharmaceutical company focused on development and commercialization of innovative, life-altering therapies for patients with debilitating, often fatal, rare diseases, since August 2011. Mr. Thomas previously served as a member of the board of directors of Orthovita, Inc., a publicly traded orthobiologics and biosurgery company, until its sale in June 2011 to Stryker Corporation (NYSE: SYK). Mr. Thomas received his Master of Business Administration from Columbia University, and completed his postgraduate studies in chemistry at the University of Georgia. He received his Bachelor of Science in Chemistry from St. Michael’s College. In addition to Mr. Thomas’ extensive leadership experience with public companies in the life sciences industry, we believe Mr. Thomas’ perspective as one of our founders, and his extensive leadership and experience as our chief executive officer since our founding, his knowledge of our operations bring to our board of directors critical strategic planning and operational leadership that qualify him to serve as a member of our board of directors.

Jonathan T. Silverstein, J.D. has served as a member of our board of directors since our founding in September 2009. Mr. Silverstein has been a member of OrbiMed Advisors LLC, an asset management firm solely focused in healthcare, since 1998. Since December 2014, Mr. Silverstein has served as a director of Ascendis Pharma A/S, a biopharmaceutical company, since August 2012, Mr. Silverstein has served as a director of Intercept Pharmaceuticals, Inc., (NASDAQ: ICPT), a biopharmaceutical company focused on the development and commercialization of innovative therapeutics to treat chronic liver diseases and, since July 2008, Mr. Silverstein has served as a director of Glaukos Corporation, an ophthamic medical device company. In addition, Mr. Silverstein currently serves as a member of the board of directors of a number of private companies. From 2010 to July 2014, Mr. Silverstein was a director of Relypsa, Inc. (NASDAQ: RLYP), a company focused on polymer drugs to treat kidney diseases. From 2008 until 2011, Mr. Silverstein was a director of NxStage Medical, Inc. (NASDAQ: NXTM), a medical devices company that develops, manufactures and markets innovative products for the treatment of kidney failure, fluid overload and related blood treatments and procedures. From 2006 until 2008, Mr. Silverstein was a director of Insulet, Corporation (NASDAQ: PODD), a publicly traded medical device company focused on products for patients with insulin-dependent diabetes. From 2004 until 2008, Mr. Silverstein was a director of Avanir Pharmaceuticals, Inc. Mr. Silverstein has a B.A. in economics from Denison University and a J.D. and M.B.A. from the University of San Diego. We believe that Mr. Silverstein’s leadership experience, experience managing OrbiMed’s portfolio companies and capital market experience, particularly within the life science sector, and his experience as a director of several publicly-traded life sciences companies qualifies him to serve as a member of our board of directors.

Class III Directors Continuing in Office until the 2017 Annual Meeting
Michael P. Doyle, Ph.D. has served as a member of our board of directors since March 2010. Dr. Doyle has served as a Regent’s Professor of Food Microbiology and Director of the Center for Food Safety at the University of Georgia since March 1993. He is an active researcher in the area of food safety and security and works closely with the food industry, government agencies, and consumer groups on issues related to the microbiological safety of foods. He serves on food safety committees of many scientific organizations and has served as a scientific advisor to many groups, including the World Health Organization, the Institute of Medicine, the National Academy of Science-National Research Council, the International Life Sciences Institute-North America, the Food and Drug Administration, the U.S. Department of Agriculture, the U.S. Department of Defense, and the U.S. Environmental Protection Agency. He is a Fellow of the American Academy of Microbiology, the International Association for Food Protection and the Institute of Food Technologists, and is a member of the Institute of Medicine of the National Academies. We believe that Dr. Doyle’s extensive experience in the food safety industry, including as an advisor to agencies that regulate food safety, qualifies him to serve as a member of our board of directors.

David W. J. McGirr has served as a member of our board of directors since December 2013. Mr. McGirr served as a senior advisor of Cubist Pharmaceuticals, Inc. (NASDAQ: CBST), a biopharmaceutical company focused on products for the acute care environment, from March 2013 to June 2014, and as senior vice president and chief financial officer from 2002 to March 2013. Prior to Cubist, Mr. McGirr was the president and chief operating officer of hippo inc, a privately-held internet technology company, and served as a member of their board of directors. Prior to hippo, Mr. McGirr was the president, and also served as chief executive officer, of GAB Robins North America, Inc., a risk management company. Prior to that, Mr. McGirr served in various positions within the S.G. Warburg Group, an investment bank, ultimately serving as chief financial officer, chief administrative officer and managing director of its subsidiary S.G. Warburg & Co., Inc. Mr. McGirr currently serves as a member of the board of directors and chairman of the audit committee of each of Insmed Incorporated (NASDAQ CM: INSM), a biopharmaceutical company focused on developing an inhaled anti-infective to treat patients battling serious lung diseases, and Relypsa, Inc. (NASDAQ: RLYP), a pharmaceutical company focused on the development and commercialization of non-absorbed polymeric drugs to treat disorders in the areas of renal, cardiovascular and metabolic diseases and Rhythm Pharmaceuticals, Inc. a biopharmaceutical company focused on developing and commercializing peptide therapeutics for the treatment of rare genetic deficiencies. Mr. McGirr received a B.Sc. in Civil Engineering from the University of Glasgow and an M.B.A. from the Wharton School at the University of Pennsylvania. We believe that Mr. McGirr’s management experience, including his experience as chief financial officer of a publicly traded biopharmaceutical company, his experience as a director and audit committee member of other publicly-traded companies and his experience in the financial sector qualifies him to serve as a member of our board of directors.

Nicholas J. Valeriani has served as a member of our board of directors since August 2015. Mr. Valeriani was the Chief Executive Officer of the Gary and Mary West Health Institute, an independent, nonprofit medical research organization that works to create new, more effective ways of delivering care at lower costs from 2012 through September 2015. Since September 2015, Mr. Valeriani has served on the Gary and Mary West Health Institute’s board of directors and the Gary and Mary West Health Policy Center’s board. Prior to joining West Health in 2012, Mr. Valeriani spent 34 years at Johnson & Johnson (NYSE: JNJ) and served as a member of its executive committee. Currently, Mr. Valeriani serves on the boards of directors of Robert Wood Johnson University Hospital and Edwards Lifesciences Corporation (NYSE: EW). Mr. Valeriani has a master's degree in business administration from Rutgers University, Graduate School of Management, and a bachelor's degree in industrial engineering from Rutgers University, College of Engineering. We believe that Mr. Valeriani's management, experience, including his experience as an executive at Johnson & Johnson, and his experience as a director of other publicly-traded companies and his experience in the financial sector qualifies him to serve as a member of our board of directors.

CORPORATE GOVERNANCE MATTERS
Board of Director Composition

Our board of directors currently consists of seven members, all of whom, except for Mr. Valeriani, were originally elected as directors pursuant to the terms of our amended and restated investors’ rights agreement. The provisions related to election of directors in our amended and restated investors’ rights agreement terminated upon the completion of our initial public offering in July 2014 and there are no further contractual obligations regarding the election of our directors. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Board of Director Meetings

Our Board met four times in 2015. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). The Company does not have a formal policy requiring members of the Board to attend our annual meetings. All of the then current directors attended the 2015 Annual Meeting of Stockholders.
Director Independence
Our common stock is listed on The NASDAQ Global Market. Under the rules of The NASDAQ Stock Market, independent directors must comprise a majority of a listed company’s board of directors. Under the rules of The NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that, other than Paul G. Thomas, none of our directors have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of our directors, other than Paul G. Thomas, is “independent” as that term is defined under the rules of The NASDAQ Stock Market.
In making this determination, our board of directors considered the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. There are no family relationships among any of our directors or executive officers.

Board Committees
Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. The charters are available on our corporate governance section of our website www.rokabio.com.
Audit Committee
Our audit committee currently consists of Mr. McGirr, as chairman, Dr. Barrett and Mr. Silverstein, each of whom is “independent” as that term is defined under applicable SEC rules and NASDAQ listing standards. Our board of directors has determined that Mr. McGirr qualifies as an audit committee financial expert within the meaning of SEC regulations and The NASDAQ Marketplace Rules. In making this determination, our board has considered the formal education and nature and scope of his previous experience, coupled with past and present service on various audit committees. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements.
Our audit committee’s responsibilities include:

•	appointing, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;

•	overseeing the independence of our independent registered public accounting firm, including obtaining and reviewing reports from the firm;

•	setting the compensation of our independent registered public accounting firm;

•
overseeing the work of our independent registered public accounting firm, including receiving and considering reports made by our independent registered public accounting firm regarding accounting policies and procedures, financial reporting and disclosure controls;

•	reviewing and discussing with management and our independent registered public accounting firm our audited financial statements and related disclosures;

•	preparing the annual audit committee report required by SEC rules;

•	coordinating internal control over financial reporting, disclosure controls and procedures and code of conduct;

•	reviewing our policies with respect to risk assessment and risk management;

•
establishing procedures related to the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•	reviewing our policies and procedures for reviewing and approving or ratifying related person transactions, including our related person transaction policy; and

•	meeting independently with management and our independent registered public accounting firm.
All audit services to be provided to us and all non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee
Our compensation committee currently consists of Dr. Barrett, as chairman, Dr. Cohen and Mr. Valeriani, each of whom are “independent” as that term is defined under applicable SEC rules and NASDAQ listing standards. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our compensation committee’s responsibilities include:

•
reviewing and recommending to the board of directors our chief executive officer’s compensation, and approving the compensation of our other executive officers reporting directly to our chief executive officer;

•	overseeing the evaluation of our senior executives;

•	overseeing, administering, reviewing and making recommendations to the board of directors with respect to our incentive compensation and equity-based plans;

•	reviewing and making recommendations to the board of directors with respect to director compensation;

•	reviewing and discussing with management the compensation discussion and analysis required by SEC rules; and

•	preparing the annual compensation committee report required by SEC rules.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee currently consists of Mr. Silverstein, as chairman, Drs. Cohen and Doyle, each of whom are “independent” as that term is defined under applicable NASDAQ listing standards. The nominating and corporate governance committee’s responsibilities include:

•	recommending to the board of directors the persons to be nominated for election as directors or to fill any vacancies on the board of directors, and to be appointed to each of the board’s committees;

•	developing and recommending to the board of directors corporate governance guidelines; and

•	overseeing an annual self-evaluation of the board of directors.

Stockholder nominations for directorships
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications.” All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, as described below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

•	the name and address of record of the security holder;

•
a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

•
the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

•	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

•	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.
Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure and Role in Risk Oversight

The positions of our chairman of the board and chief executive officer are separated. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. This leadership structure also is preferred by a significant number of our stockholders. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.
Although our bylaws do not require our chairman and chief executive officer positions to be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks, and our standing board committees.
Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Stockholder Communications
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.
Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.
Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Roka Bioscience, Inc., 20 Independence Boulevard, Warren, New Jersey 07059, Attention: Secretary.
Code of Business Conduct and Ethics
We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Corporate Governance section of our website, which is located at www.rokabio.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Served as an Officer Since

Paul G. Thomas	60	President, Chief Executive Officer and Director	2009
Lars Boesgaard	46	Vice President, Chief Financial Officer and Treasurer	2015
Mary Duseau	51	Senior Vice President, Chief Commercial Officer	2015

Our executive officers are elected by, and serve at the discretion of, our board of directors. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Paul G. Thomas has served as our chief executive officer since 2009. For Mr. Thomas’s biography, please see the section above entitled “Class I Directors Continuing in Office until the 2018 Annual Meeting”
Lars Boesgaard has served as our vice president, chief financial officer and treasurer since November 2015. Mr. Boesgaard joined Roka in October 2009 as Controller and was promoted to Vice President, Finance in January 2012. Previously from 2007 to 2009, Mr. Boesgaard served as Vice President, Finance at Insulet Corporation (NASDAQ:PODD). From 2004 to 2007, he was Senior Director, Financial Services at Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN). From 2000 to 2004, Mr. Boesgaard served in various financial roles at The Nielsen Company. From 1995 to 2000, he served in various financial roles at Novo Nordisk A/S (NYSE:NVO). Mr. Boesgaard earned a Bachelor of Science degree from Copenhagen Business School and a Masters in Business Administration from Western University in London, Ontario.
Mary Duseau has served as our senior vice president, chief commercial officer since February 2015. From October 2012 until January 2015, Ms. Duseau held various positions at Andor Technology plc (“Andor”), a division of Oxford Instruments plc and leader in the global scientific digital camera market, and since February 2014 has served as Global Sales Director at Andor where she oversaw the company’s global sales organization. Prior to joining Andor, Ms. Duseau held various sales and management roles of increasing responsibility with PerkinElmer, Inc. (NYSE: PKI) from 2000 through September 2012, including the position of Vice-President Sales & Marketing, Bio-discovery, from 2008 to September 2012, where she led the sales and marketing of the company’s life science tools business. Ms. Duseau received her Bachelor of Science in Biochemistry with a minor in Neuroscience from the University of Massachusetts, Amherst.

EXECUTIVE COMPENSATION
Summary Compensation Table - 2015
The following table shows the compensation awarded to or earned by our principal executive officer, and all individuals who served as principal executive officer at any time during the fiscal year ended December 31, 2015, our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2015 and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer as of December 31, 2015. The persons listed in the following table are referred to herein as the “named executive officers".

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Paul G. Thomas	2015	$480,875	$168,307	—	718,166	—	$18,048	$1,385,396
President and Chief Executive Officer	2014	$466,850	$116,713	—	—	—	$25,731	$609,294
Walter M. Narajowski(3)	2015	$311,175	$82,897	392,400	180,774	—	$14,056	$981,302
Senior Vice President, General Manager	2014	$302,100	$69,483	—	—	—	$20,156	$391,739
Mary Duseau	2015	$298,864	$78,144	—	313,301	—	$22,593	$712,902
Senior Vice President, Chief Commercial Officer
Steven T. Sobieski(4)	2015	$311,175	$82,897	392,400	180,774	—	$23,835	$991,081
Former Senior Vice President and Chief Financial Officer	2014	$302,100	$69,483	—	—	—	$31,379	$402,962

(1)
Amounts reflect the grant date fair value of stock and option awards granted in 2015 and 2014 in accordance with Accounting Standards Codification Topic 718, Compensation - Stock Compensation. For information regarding assumptions underlying the valuation of equity awards, see note 16 to our financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Estimates—Stock-Based Compensation” included in our annual report for the year ended December 31, 2015. These amounts do not correspond to the actual value that may be realized by the named executive officers upon vesting of stock or exercise of stock options.

(2)
These amounts for 2015 include for Mr. Thomas, (i) $16,847 in employer paid health insurance, (ii) $439 in employer paid life insurance and (iii) $762 in employer paid disability insurance; for Mr. Narajowski, (i) $11,855 in employer paid health insurance, (ii) 439 in employer paid life insurance, (iii) $762 in employer paid disability insurance and (iv) $1,000 for a 401(k) match; for Ms. Duseau, (i) $13,992 in employer paid health insurance, (ii) $366 in employer paid life insurance, (iii) $635 in employer paid life insurance, (iv) $1,000 for a 401(k) match and (v) $6,600 for a car allowance; and for Mr. Sobieski, (i) $16,847 in employer paid health insurance, (ii) $439 in employer paid life insurance, (iii) $762 in employer paid life insurance, (iv) $4,787 of accrued but unused vacation in 2015 and (v) $1,000 for a 401(k) match

These amounts for 2014 include for Mr. Thomas, (i) $24,547 in employer paid health insurance and (ii) $1,184 in employer paid life insurance; for Mr. Sobieski, (i) $24,547 in employer paid health insurance, (ii) $4,648 of accrued but unused vacation in 2014, which was paid out in 2015, (iii) $1,184 in employer paid life insurance and (iv) $1,000 for a 401(k) match; and for Mr. Narajowski, (i) $15,647 in employer paid health insurance, (ii) $2,324 of accrued but unused vacation in 2014, which was paid out in 2015, (iii) $1,184 in employer paid life insurance and (iv) $1,000 for a 401(k) match.

(3)	Mr. Narajowski resigned effective December 31, 2015.

(4)	Mr. Sobieski resigned from his position as Senior Vice President and Chief Financial Officer in November 2015 and left the Company effective December 31, 2015.

Narrative Disclosure to Summary Compensation Table

Employment Agreements with Our Named Executive Officers
We have entered into an employment agreement with each of the named executive officers.
Paul G. Thomas
On September 10, 2009, we entered into a five year employment agreement with Mr. Thomas for the position of President and Chief Executive Officer. The employment agreement automatically renews for successive one year terms unless we or Mr. Thomas provide at least 90 days prior notice of intent not to extend the term of the employment agreement. In the event of a change of control, as described below, occurs within the last twelve months of the applicable term, the term of his employment agreement will automatically renew for an additional twelve months. The expiration of the employment agreement following a notice of non-renewal by either us or Mr. Thomas is not considered termination without cause. Mr. Thomas currently receives a base salary of $495,325, which is subject to periodic review and increase by the compensation committee. Mr. Thomas is also eligible for an annual bonus with a target amount of 50% of his base salary, based on the achievement of certain individual and/or corporate performance targets established by the board or compensation committee. The actual amount of such bonus, which may be more or less than the target bonus, will be determined annually based upon individual and/or our achievement of certain performance targets, as determined by the compensation committee, in its reasonable discretion. Mr. Thomas is eligible to participate in employee benefit plans generally available to our executive employees, subject to the terms of those plans. In connection with the commencement of his employment, we agreed to grant Mr. Thomas 197,689 shares of restricted stock immediately and an additional 133,573 shares of restricted stock upon the closing of the second tranche of the Series B financing, which occurred in June 2010. Such restricted stock grants vested 25% on October 1, 2010 and the remaining shares vested in 36 equal monthly installments thereafter. Further, 100% of the shares vest upon (i) a change of control, as described below, or (ii) a termination of Mr. Thomas’s employment by the Company without cause, as described below, or by him for good reason, as described below. We agreed to make additional equity awards in the form of restricted stock grants and/or stock grants to Mr. Thomas upon the consummation of additional equity financings so that Mr. Thomas would maintain his ownership level of 6% of the fully diluted common stock, until such time that we raised an aggregate of at least $30 million in additional financing. Pursuant to such anti-dilution rights, we granted Mr. Thomas 96,511 additional shares of restricted stock in connection with our Series C financing in April 2011 and 37,199 additional shares of restricted stock in connection with our Series D financing in December 2011. Such anti-dilution rights terminated after our Series D financing. Such subsequent restricted stock grants are subject to the following terms: 25% of the shares vest on the one-year anniversary of the grant date and the remaining shares vest in 36 equal monthly installments thereafter. Further, 100% of the shares vest upon (i) a change of control, as described below, or (ii) a termination of Mr. Thomas’s employment by the Company without cause, as described below, or by him for good reason, as described below.
Payments Provided upon Termination without Cause or with Good Reason
In the event of termination for good reason or without cause, as described below, subject to the execution and non-revocation of a release agreement, resignation from any and all positions and return of all company property, Mr. Thomas will be entitled to receive (i) the amount of his accrued but unpaid salary, earned but unpaid bonus, and any accrued but unused vacation as of the date of termination, (ii) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (iii) continuation of his base salary in effect immediately prior to the termination of his employment for a period of twelve months after the effective date of termination, and (iv) continuation of group health plan benefits, with the cost of such benefits shared in the same relative proportion by us and Mr. Thomas until the earlier of (x) eighteen months after termination and (y) the date Mr. Thomas becomes eligible for benefits through another employer.

Payments Provided upon Termination without Cause or with Good Reason following a Change of Control
In the event of termination for good reason or without cause within six months following a change of control, as described below, subject to the execution and non-revocation of a release agreement, resignation from any and all positions and return of all company property, Mr. Thomas will be entitled to receive (i) the amount of his accrued but unpaid salary, earned but unpaid bonus, and any accrued but unused vacation as of the date of termination, (ii) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (iii) a lump sum payment equal to his annual base salary in effect immediately prior to the termination of his employment and (iv) continuation of group health plan benefits, with the cost of such benefits shared in the same relative proportion by us and Mr. Thomas until the earlier of (x) eighteen months after termination and (y) the date Mr. Thomas becomes eligible for benefits through another employer and (v) 100% acceleration of vesting for any unvested restricted stock grants.
Payments upon Change of Control
In addition to the payments described above, upon the occurrence of a change of control transaction, as described below, all shares of restricted stock will fully and immediately vest.

Under Mr. Thomas’ employment agreement, the terms below are generally defined as follows:
“cause” means: (i) the continued and willful failure to perform substantially the material duties and responsibilities of the position after receiving written demand for substantial performance; (ii) the conviction of, or plea of guilty or no contest to a felony or a crime involving dishonesty or theft; (iii) the executive’s uncured breach of the employment agreement or covenants agreements with us; (iv) the executive’s uncured and willful failure to comply with a material policy of ours; and (v) acts of gross negligence or gross misconduct by the executive, as determined by the board of directors;
“change of control” means (i) the liquidation, dissolution or winding up of the company; (ii) the acquisition, directly or indirectly, in a transaction or series of related transactions, other than a bona fide equity financing, of more than fifty (50%) or more of the total voting power of all the then-outstanding voting securities of the company; (iii) the acquisition of the company by means of any transaction or series of related transactions in which the company’s stockholders immediately prior to such transaction hold less than sixty-six percent (66%) of the voting power of the surviving or acquiring entity; or (iv) the sale, conveyance or other disposal of all or substantially all of our assets; provided that a change of control will not include a merger or consolidation with a subsidiary or affiliate of the company; and
“good reason” means that the employee has complied with the appropriate notice procedures following the occurrence of any of the following without the executive’s prior written consent: (i) prior to the consummation of a change of control, (x) the executive is not elected or re-elected to serve of our board of directors, (y) assignment to the executive of any duties or reporting obligations inconsistent with the executive’s title, position, authority or responsibility, or (z) the material diminution in the executive’s responsibilities, authority and function; (ii) a reduction in the executive’s base salary or target annual bonus that is not pursuant to a salary reduction program affecting substantially all senior level employees; (iii) failure to continue to provide the executive with benefits substantially similar to those enjoyed by the executive under employee benefit plans generally available to our executive employees; (iv) a change in the executive’s principal office location of more than twenty-five (25) miles; (v) failure to pay the executive any amount due under his employment agreement or any other breach by us of the executive’s employment agreement or (vi) failure to require a successor entity to assume the executive’s employment agreement.
Mary Duseau
On February 4, 2015, we entered into an employment agreement with Ms. Duseau for the position of Senior Vice President, Chief Commercial Officer. Ms. Duseau currently receives a base salary of $339,900, which is subject to periodic review and increase by the compensation committee. Ms. Duseau is also eligible for an annual bonus with a target amount, currently of 40% of her base salary, based on the achievement of certain individual and/or corporate performance targets established by the board or compensation committee. The actual amount of such bonus, which may be more or less than the target bonus, will be determined annually based upon individual and/or our achievement of certain performance targets, as determined by the compensation committee, in its reasonable discretion. Ms. Duseau is eligible to participate in employee benefit plans generally available to our executive employees, subject to the terms of those plans. In connection with the commencement of her employment, we agreed to grant Ms. Duseau 104,500 stock options. Twenty-five percent of such stock options vested on February 4, 2016 and the remaining shares vest in 36 equal monthly installments thereafter.
Payments Provided upon Termination without Cause or with Good Reason
In the event of termination for good reason or without cause, as described below, subject to the execution and non-revocation of a release agreement, resignation from any and all positions and return of all company property, Ms. Duseau will be entitled to receive (i) the amount of her accrued but unpaid salary and any accrued but unused vacation as of the date of termination, (ii) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (iii) continuation of her base salary in effect immediately prior to the termination of her employment for a period of nine months after the effective date of termination and (iv) continuation of group health plan benefits, with the employee's healthcare continuation payments waived by the Company until the earlier of (x) nine months after termination and (y) the date Ms. Duseau becomes eligible for benefits through another employer, subject to the execution and non-revocation of a release agreement, resignation from any and all positions and return of all Company property.
Under Ms. Duseau’s employment agreement, the terms below are generally defined as follows:
“cause” shall mean Employee’s (i) conviction of, or guilty plea or plea of no contest to, a felony or other crime involving dishonesty, theft or moral turpitude, (ii) commission of a fraudulent, illegal or dishonest act in respect of Employer, its affiliates or any of their respective clients/customers, (iii) willful misconduct or gross negligence that is, or reasonably could be expected to be, injurious to the business, operations or reputation of Employer or its affiliates (monetarily or otherwise), (iv) willful violation of a federal, state or local law or regulation applicable to the business of Employer or its affiliates, (v) material violation of Employer's policies or procedures in effect from time to time, (vi) material failure to satisfactorily perform Employee’s duties as assigned to Employee from time to time, (vii) breach of the terms of the Covenants Agreement, or (viii) other material breach of Employee’s representations, warranties, covenants and other obligation under this Agreement; provided, however, to the extent that any violation, failure or breach described in clauses (v), (vi), or (viii) is subject to cure (as determined by Employer in its reasonable discretion), then such violation, failure or breach shall not constitute “Cause” unless Employer provides Employee with written notice of such violation, failure or breach and Employee fails to cure such violation, failure or breach within ten (10)
days of receipt of such notice.

“good reason” means the occurrence, without Employee's advance written consent, of any one or more of the following events: (a) a reduction in Employee’s Base Salary, unless a proportionate reduction is made with respect to all of its other executive level employees; or (b) relocation of Employee's principal office location to a location that is anywhere outside of a 50 mile radius of Warren, New Jersey. No event described in clauses (a) or (b) above shall constitute "Good Reason" unless Employee provides the CEO and the Board with written notice of Employee's objection to such event within thirty (30) days after such event first occurs, Employer is afforded an opportunity to cure such event within thirty (30) days after the CEO's and the Board's receipt of such notice (the "Good Reason Cure Period") and such event is not cured during the Good Reason Cure Period. If Employee fails to provide the notice and Good Reason Cure Period prior to her resignation, or resigns more than ninety (90) days after the initial existence of the condition, her resignation will not be deemed to be for “Good Reason” and any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by Employee.

Walter M. Narajowski
On July 1, 2012, we entered into an employment agreement with Mr. Narajowski for the position of senior vice president and general manager. The employment agreement provided for “at will” employment. Mr. Narajowski received a base salary which was subject to periodic adjustment by the chief executive officer, the board or the compensation committee. Mr. Narajowski was also eligible for an annual bonus with a target amount of up to 45% of his base salary, based on the achievement of certain individual and/or corporate performance targets established by the board or compensation committee. The actual amount of such bonus was determined annually based upon individual and/or our achievement of certain performance targets, as determined by the compensation committee, in its reasonable discretion. Mr. Narajowski was eligible to participate in employee benefit plans generally available to our employees, subject to the terms of those plans.
Payments Provided upon Termination without Cause or with Good Reason
In the event of termination for good reason or without cause, as described below, subject to the execution and non-revocation of a release agreement, resignation from any and all positions and return of all company property, Mr. Narajowski would have been entitled to receive (i) the amount of his accrued but unpaid salary, earned but unpaid bonus, and any accrued but unused vacation as of the date of termination, (ii) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (iii) continuation of his base salary for a period of nine months after the effective date of termination and (iv) continuation of group health plan benefits, with the cost of such benefits shared in the same relative proportion by us and Mr. Narajowski until the earlier of (x) nine months after termination and (y) the date Mr. Narajowski becomes eligible for benefits through another employer.
Under Mr. Narajowski’s employment agreement, the terms below were generally defined as follows:
“cause” means: (i) the conviction of, or plea of guilty or no contest to a felony or a crime involving dishonesty or theft; (ii) commission a fraudulent, dishonest or illegal act the executive (iii) acts of gross negligence or gross misconduct by the executive; (iv) willful violation of a federal state or local law or regulation applicable to our business; (v) material and uncured violation of the company’s policies and procedures; (vi) material and uncured failure to satisfactorily perform executive’s duties; (vii) executive’s breach of the terms the confidentiality, inventions and non-interference agreement; and (viii) executive’s uncured breach of the employment agreement or related agreements with us; and
“good reason” means that the employee has complied with the appropriate notice procedures following the occurrence of any of the following without the employee’s advance written consent: (i) a reduction in the employee’s base salary that is not pursuant to a salary reduction program affecting substantially all senior level employees or (ii) a change in the employee’s principal office location of more than fifty (50) miles.
On December 22, 2015, we entered into a separation and general release with Mr. Narajowski. The separation agreement provides, among other things, for (i) Mr. Narajowski’s resignation for good reason effective December 31, 2015, (ii) a general release by Mr. Narajowski in favor of the Company and (iii) the following payments to be made to Mr. Narajowski (a) the amount of his accrued but unpaid salary and any accrued but unused vacation as of the date of termination, (b) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (c) continuation of his base salary for a period of nine months after the effective date of termination, (d) payment of an annual bonus on December 31, 2015 in the amount of $82,897 and (e) continuation of group health plan benefits, with the cost of such benefits shared in the same relative proportion by us and Mr. Narajowski until the earlier of (x) nine months after termination and (y) the date Mr. Narajowski becomes eligible for benefits through another employer. The Company also agreed to accelerate the vesting of 30,000 shares of restricted stock, which shares were scheduled to vest on January 1, 2016, to December 31, 2015.

Steven T. Sobieski

On September 11, 2009, we entered into a five year employment agreement with Mr. Sobieski for the position of Chief Financial Officer. The employment agreement automatically renewed for successive one year terms unless we or Mr. Sobieski provide at least 90 days prior notice of intent not to extend the term of the employment agreement. In the event a change of control, as described below, had occurred within the last twelve months of the applicable term, the term of his employment agreement would have automatically renew for an additional twelve months. The expiration of the employment agreement following a notice of non-renewal by either us or Mr. Sobieski would not have been considered termination without cause or with good reason. Mr. Sobieski received a base salary, which was subject to periodic review and increase by the compensation committee. Mr. Sobieski was also eligible for an annual bonus with a target amount of 45% of his base salary, based on the achievement of certain individual and/or corporate performance targets established by the board or compensation committee. The actual amount of such bonus was determined annually based upon individual and/or our achievement of certain performance targets, as determined by the compensation committee, in its reasonable discretion. Mr. Sobieski was eligible to participate in employee benefit plans generally available to our executive employees, subject to the terms of those plans. Further, 100% of the shares would have vested upon (i) a change of control, as described below, or (ii) a termination of Mr. Sobieski’ s employment by the Company without cause, as described below, or by him for good reason, as described below.

Payments Provided upon Termination without Cause or with Good Reason

In the event of termination for good reason or without cause, as described below, subject to the execution and non-revocation of a release agreement, resignation from any and all positions and return of all company property, Mr. Sobieski would have been entitled to receive (i) the amount of his accrued but unpaid salary, earned but unpaid bonus, and any accrued but unused vacation as of the date of termination, (ii) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (iii) continuation of his base salary in effect immediately prior to the termination of his employment for a period of nine months after the effective date of termination and (iv) continuation of group health plan benefits, with the cost of such benefits shared in the same relative proportion by us and Mr. Sobieski until the earlier of (x) eighteen months after termination and (y) the date Mr. Sobieski becomes eligible for benefits through another employer, subject to the execution and non-revocation of a release agreement, resignation from any and all positions and return of all Company property.

Payments Provided upon Termination without Cause or with Good Reason following a Change of Control

In the event of termination for good reason or without cause within six months following a change of control, as described below, subject to the execution and non-revocation of a release agreement, resignation from any and all positions and return of all company property, Mr. Sobieski would have been entitled to receive (i) the amount of his accrued but unpaid salary, earned but unpaid bonus, and any accrued but unused vacation as of the date of termination, (ii) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (iii) a lump sum payment equal to 75% of his annual base salary in effect immediately prior to the termination of his employment, (iv) continuation of group health plan benefits, with the cost of such benefits shared in the same relative proportion by us and Mr. Sobieski until the earlier of (x) eighteen months after termination and (y) the date Mr. Sobieski becomes eligible for benefits through another employer and (v) 100% acceleration of vesting for any unvested restricted stock grants.

Payments upon Change of Control

In addition to the payments described above, upon the occurrence of a change of control transaction, as described below, all shares of restricted stock will fully and immediately vest.

Under Mr. Sobieski’s employment agreement, the terms below were generally defined as follows:

“cause” means: (i) the continued and willful failure to perform substantially the material duties and responsibilities of the position after receiving written demand for substantial performance; (ii) the conviction of, or plea of guilty or no contest to a felony or a crime involving dishonesty or theft; (iii) the executive’s uncured breach of the employment agreement or covenants agreements with us; (iv) the executive’s uncured and willful failure to comply with a material policy of ours; and (v) acts of gross negligence or gross misconduct by the executive, as determined by the board of directors;

“change of control” means (i) the liquidation, dissolution or winding up of the Company; (ii) the acquisition, directly or indirectly, in a transaction or series of related transactions, other than a bona fide equity financing, of more than fifty (50%) or more of the total voting power of all the then-outstanding voting securities of the company; (iii) the acquisition of the company by means of any transaction or series of related transactions in which the company’s stockholders immediately prior to such transaction hold less than sixty-six percent (66%) of the voting power of the surviving or acquiring entity; or (iv) the sale, conveyance or other disposal of all or substantially all of our assets; provided that a change of control will not include a merger or consolidation with a subsidiary or affiliate of the company; and

“good reason” means that the employee has complied with the appropriate notice procedures following the occurrence of any of the following without the executive’s prior written consent: (i) prior to the consummation of a change of control, (x) assignment to the executive of any duties or reporting obligations inconsistent with the executive’s title, position, authority or responsibility or (y) the material diminution in the employee’s responsibilities, authority and function; (ii) a reduction in the executive’s base salary or target annual bonus that is not pursuant to a salary reduction program affecting substantially all senior level employees; (iii) failure to continue to provide the executive with benefits substantially similar to those enjoyed by the executive under employee benefit plans generally available to our executive employees; (iv) a change in the executive’s principal office location of more than twenty-five (25) miles; (v) failure to pay the executive any amount due under his employment agreement or any other breach by us of the executive’s employment agreement; or (vi) failure to require a successor entity to assume the executive’s employment agreement.
On December 22, 2015, we entered into a separation and general release with Mr. Sobieski. The separation agreement provides, among other things, for (i) Mr. Sobieski’s resignation for good reason effective December 31, 2015, (ii) a mutual general release by the parties and (iii) the following payments to be made to Mr. Sobieski (a) the amount of his accrued but unpaid salary and any accrued but unused vacation as of the date of termination, (b) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (c) continuation of his base salary in effect immediately prior to the termination of his employment for a period of nine months after the effective date of termination, (d) payment of an annual bonus on December 31, 2015 in the amount of $82,897 and (e) continuation of group health plan benefits, with the cost of such benefits shared in the same relative proportion by us and Mr. Sobieski until the earlier of (1) eighteen months after termination and (2) the date Mr. Sobieski becomes eligible for benefits through another employer. The Company also agreed to accelerate the vesting of 30,000 shares of restricted stock, which shares were scheduled to vest on January 1, 2016, to December 31, 2015.

Employee Confidentiality, Inventions and Non-interference Agreements
Each of our named executive officers has entered into a standard form agreement with respect to confidential information, assignment of inventions, non-solicitation and non-interference restrictions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment, to assign to us any inventions conceived or developed during the course of employment, to refrain from soliciting or hiring any of our employees, consultants or independent contractors for a period of one year after the termination of such executive’s employment and to refrain from engaging in a competitive business for a period of one year after the termination of such executive’s employment.
Outstanding Equity Awards at Fiscal Year-End Table - 2015
The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options and restricted common stock awards held as of December 31, 2015.

	Option Awards					Stock Awards
	Number of securities underlying unexercised options (#)			Option exercise price ($)	Option expiration date	Number of Shares That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Name	exercisable	unexercisable
Paul G. Thomas	—	218,500	(2)	$4.36	1/1/2025	—		—
	—	—		$—	—	169,363	(3)	$208,316
Walter M. Narajowski	14,833	—	(4)	$1.77	9/30/2019	—		—
	22,262	—	(5)	$1.77	6/29/2020	—		—
	27,827	—	(6)	$3.64	1/31/2022	—		—
Mary Duseau	—	104,500	(7)	$3.99	2/3/2025	—		—
Steven T. Sobieski	—	—		$—	—	—		—

(1)	The value is based upon the closing market price of our common stock on December 31, 2015, $1.23.

(2)
Represents options to purchase shares of our common stock granted on January 2, 2015. The shares underlying this option vest 25% on the anniversary of the grant date with the remaining shares vesting in equal monthly installments over the following 36 months.

(3)
The number of shares displayed represents the unvested shares from the following grants: 101,150 shares granted on March 1, 2012; and 217,390 shares granted on December 6, 2013. All grants vest 25% on the anniversary of the grant date with the remaining shares vesting in equal monthly installments over the following 36 months except one-half of the December 6, 2013 grant, which vests upon the per share value of common stock reaching $28.15 (as may be adjusted for changes in capitalization).

(4)
Represents options to purchase shares of our common stock granted on October 1, 2009. The shares underlying this option vested 25% on the anniversary of the grant date with the remaining shares vesting in equal monthly installments over the following 36 months. In connection with Mr. Narajowski's resignation effective December 31, 2015, all unvested options were forfeited. The vested options expired on March 31, 2016.

(5)
Represents options to purchase shares of our common stock granted on June 30, 2010. The shares underlying this option vested 25% on the anniversary of the grant date with the remaining shares vesting in equal monthly installments over the following 36 months. In connection with Mr. Narajowski's resignation effective December 31, 2015, all unvested options were forfeited. The vested options expired on March 31, 2016.

(6)
Represents options to purchase shares of our common stock granted on April 1, 2012. The shares underlying this option vested 25% on the anniversary of the grant date with the remaining shares vesting in equal monthly installments over the following 36 months. In connection with Mr. Narajowski's resignation effective December 31, 2015, all unvested options were forfeited. The vested options expired on March 31, 2016.

(7)
Represents options to purchase shares of our common stock granted on February 4, 2015. The shares underlying this option vest 25% on the anniversary of the grant date with the remaining shares vesting in equal monthly installments over the following 36 months.

Equity Compensation Plans
The two equity incentive plans described in this section are the Roka Bioscience, Inc. 2009 Equity Incentive Plan, or the 2009 Plan, and the Roka Bioscience, Inc. 2014 Equity Incentive Plan, or the 2014 Plan. Prior to our initial public offering, we granted awards to eligible participants under the 2009 Plan. Following the closing of our initial public offering, we expect to grant awards to eligible participants only under the 2014 Plan.
2009 Equity Incentive Plan

The 2009 Plan was approved by our board of directors and our stockholders on September 10, 2009, and was most recently amended on June 13, 2013. The 2009 Plan reserved 2,028,850 shares of common stock for issuance.
The 2009 Plan permits us to make grants of incentive stock options to employees, and non-statutory options, incentive options, restricted stock, and unrestricted stock to employees, non-employee board members and consultants of our company and our affiliates. In no event shall the number of shares of stock covered by options or other awards granted to any one person in any one calendar year exceed 25% of the aggregate number of shares of stock subject to the 2009 Plan.
The 2009 Plan is administered by our compensation committee of our board of directors, although our board of directors may at any time itself exercise any of the powers and responsibilities assigned to the compensation committee. We refer to the compensation committee as the committee. The committee has the authority to:

•	determine which employees, consultants or directors shall be granted awards, and the form of award;

•	interpret the 2009 Plan;

•	prescribe, amend and rescind rules and regulations relating to the 2009 Plan;

•	determine the terms and provisions of award agreements; and

•	make all other determinations necessary or advisable for the administration of the 2009 Plan.
The committee may, in its discretion, provide that awards of non-statutory options or restricted stock may be transferred by the recipient to a family member, without payment of any consideration, provided that no transfer shall be valid unless first approved by the committee, acting in its sole discretion. Except as provided in the preceding sentence, awards under the 2009 Plan are not transferable, other than by will or by the laws of descent and distribution.

The exercise price of each incentive stock option granted under the 2009 Plan is determined by our board of directors and may not be less than fair market value of a share of our common stock on the grant date (110% for ten percent owners). This limit does not apply to non-statutory options.
In the event of a change in control, subject to provisions of outstanding awards granting greater rights, outstanding options and restricted awards granted to individuals who have been employed by or associated with the company and our affiliates for less than twelve months shall vest as if the time of reference were six months later than otherwise. Options and restricted stock granted to other employees shall vest as if the time of reference were twelve months later than otherwise.
In addition, upon certain transactions, the committee may take any one or more of the following actions as to outstanding options: (1) provide that an acquiring or succeeding entity shall assume such options or substitute substantially equivalent options; (2) upon written notice to option holders, provide that unexercised options will terminate immediately prior to such transaction unless exercised within a specified period; (3) provide that outstanding options shall become exercisable in whole or in part prior to or upon the transaction; (4) terminate options in exchange for cash payments, net of applicable tax withholding, equal to the excess, if any, of (i) the acquisition price times the number of shares of stock subject to an option over (ii) the aggregate exercise price for all shares of stock subject to the option; (5) in connection with a liquidation or dissolution of the company, provide that options shall convert into the right to receive liquidation proceeds, net of the exercise price and any applicable tax withholdings; or (6) any combination of the foregoing.
Upon certain transactions other than a liquidation or dissolution of the company that is not part of another transaction, the repurchase and other rights of the company under outstanding restricted stock awards shall inure to the benefit of the company’s successor, and shall, unless the committee determines otherwise, apply to the to the cash, securities or other property which the restricted stock was converted into or exchanged for pursuant to such transaction in the same manner and to the same extent as they applied to the restricted stock award.
Our board of directors may at any time modify or terminate the 2009 Plan, but no amendment of the 2009 Plan may affect the terms of any award outstanding on the date of such amendment, unless the board of directors expressly provides otherwise. The committee may amend the terms of any award, prospectively or retroactively, provided such amendment is consistent with the terms of the 2009 Plan. No amendment or modification of the 2009 Plan by our board of directors, or of an outstanding award by the Committee, shall impair the rights of the recipient of any award outstanding on the date of such amendment or modification without the participant’s consent. No such consent is required if (i) the board of directors or the Committee determines in its sole discretion that such amendment or alteration either is required or advisable for the company, the 2009 Plan, or the award to satisfy any law or regulation, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the board of directors or the committee determines in its sole discretion that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the award, or that any such diminution has been adequately compensated.
As of December 31, 2015, options to purchase 367,324 shares of common stock and 217,063 shares of restricted stock were outstanding under the 2009 Plan.
2014 Equity Incentive Plan
Our 2014 Equity Incentive Plan was adopted by our board of directors on June 26, 2014 and approved by our shareholders on July 2, 2014. We refer to this plan as the 2014 Plan. The 2014 Plan became effective upon the date of closing of our initial public offering. Unless sooner terminated, no award will be granted under the 2014 Plan on or after the tenth anniversary of the date of the 2014 Plan’s initial adoption by the Board.

The 2014 Plan permits us to make grants of incentive stock options to our employees, and for the grant of nonqualified stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards to our employees, directors, consultants, advisors, or other individual service providers of our company or any subsidiary, as well as to any persons determined by our committee that administers our 2014 Plan to be prospective employees, officers, directors, consultants, advisors, or other individual service providers of our company or any subsidiary.
The 2014 Plan initially reserved 1,086,956 shares of common stock for issuance. The number of shares available for issuance is subject to customary adjustments for stock splits, stock dividends or similar transactions. In addition, the Plan contains an “evergreen” provision allowing for an annual increase in the number of shares of our common stock available for issuance under the 2014 Plan on January 1 of each year during the period beginning January 1, 2015, and ending on (and including) January 1, 2024. The annual increase in the number of shares shall be equal to 3% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year; provided, however, that our board of directors may act prior to the first day of any calendar year to provide that there shall be no increase for such calendar year, or that the increase shall be a lesser number of shares of common stock than would otherwise occur. As of December 31, 2015, the total number of shares available for issuance under the 2014 Plan was 1,616,707.
The 2014 Plan is administered by a committee of our board of directors. The committee has the authority to determine:

•	which individuals shall be granted awards;

•	number of shares, units or other rights subject to each award;

•	exercise, base or purchase price of each award (if any);

•	schedule upon which awards will become vested, exercisable or payable;

•	performance criteria, performance goals and other conditions of each award;

•	duration of each award; and

•	all other terms of each award.
For awards that are intended to be exempt from the deductibility limit of Code Section 162(m), no participant may receive in any one fiscal year options or stock appreciation rights with respect to more than 181,159 shares of our common stock in the aggregate, or restricted stock, stock units, performance shares awards, incentive bonus awards and other stock-based awards that are denominated in shares of our common stock relating to more than 181,159 shares in the aggregate. In addition, the maximum dollar value payable to any participant in any one fiscal year of the company with respect to stock units, performance units or incentive bonus awards or other stock-based awards that may be settled in cash or other property (other than common stock) and that are intended to be exempt from the deductibility limit of Code Section 162(m) is $2,000,000.
In general, awards may not be transferred other than by will or by the laws of descent and distribution. However, the committee may provide in an award agreement that non-qualified stock options, share-settled stock appreciation rights, restricted stock, performance shares or share-settled other stock-based awards may be transferred to certain family members, to a family trust for estate planning purposes, or by gift to charitable institutions.

The committee may, upon the grant of an award, provide for the effect of a change in control on any award, including:

•	acceleration or extension of the time periods for exercising, vesting in, or realizing gain from any award;

•	elimination or modification of performance or other conditions of an award;

•	provision for the cash settlement of an award for an equivalent cash value; or

•	such other modification or adjustment to an award as the committee deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control.
The committee may also, in its discretion, take one or more of the following actions contingent upon a change in control, unless otherwise provided by an award agreement:

•	cause any or all outstanding options and stock appreciation rights affected by the change in control to become vested and immediately exercisable, in whole or in part;

•	cause any other awards affected by the change in control to become non-forfeitable, in whole or in part;

•	cancel any option or stock appreciation right in exchange for a substitute option;

•	cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award in respect of the capital stock of any successor corporation;

•
redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control;

•
cancel any option or stock appreciation right affected by the change in control in exchange for cash and/or other substitute consideration, and cancel any option or stock appreciation right without any payment of consideration if its exercise price is not less than the value of our common stock on the date of the change in control;

•
cancel any stock unit or performance unit affected by the change in control in exchange for cash and/or other substitute consideration (provided such cancellation and exchange does not violate Section 409A of the Code); or

•	make such other modifications, adjustments or amendments to outstanding awards or the 2014 Plan as it deems necessary or appropriate.
The committee may amend the terms of awards in any manner not inconsistent with the 2014 Plan, provided that no amendment shall adversely affect the rights of a participant with respect to an outstanding award without such participant’s consent. In addition, our board of directors may at any time amend, suspend, or terminate the 2014 Plan, provided that (i) no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding award without the consent of such participant, (ii) the company shall obtain stockholder approval of any amendment to the 2014 Plan to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, and (iii) stockholder approval is required for any amendment to the 2014 Plan that (x) increases the number of shares of common stock available for issuance under the 2014 Plan, or (y) changes the persons or class of persons eligible to receive awards.
As of December 31, 2015, options to purchase 778,101 shares of common stock and 152,133 shares of restricted stock were outstanding under the 2014 Plan.

401(k) Plan and Other Benefits
We maintain a tax-qualified retirement plan that provides eligible employees in the United States with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. Pre-tax or after-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The retirement plan is intended to qualify under Sections 401(a) and 501(a) of the Code. We currently provide matching contributions under the 401(k) Plan up to an aggregate maximum match of $1,000 per person, which vests 50% upon the one-year anniversary of employment and the remaining 50% upon the two-year anniversary of employment. We also contribute to medical, life, disability and other standard insurance for our employees.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Our board of directors approved a director compensation policy for our non-employee directors. Other than reimbursement for reasonable expenses incurred in connection with attending board of director and committee meetings, this policy excludes any non-employee directors designated to the board by our current investors. In December 2015, our board of directors approved amendments to the compensation policy for our non-employee directors. The amended policy provides for the following compensation amounts payable in cash, or upon election by all non-employee directors, in shares of unrestricted common stock:

•	each non-employee director is entitled to receive an annual fee from us of $42,000;

•	the chair of our audit committee is entitled to receive an annual fee from us of $12,500 and other members of our audit committee are entitled to receive $7,500;

•	the chair of our compensation committee is entitled to receive an annual fee from us of $8,000 and other members of our compensation committee are entitled to receive $5,000; and

•	the chair of our nominating and corporate governance committee is entitled to receive an annual fee from us of $7,000 and other members are entitled to receive $4,000.

Each non-employee director that joins our board of directors is entitled to receive an initial option grant upon commencement of service to purchase 60,000 shares of our common stock under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, which shall vest in 36 equal monthly installments. Subsequent to the initial option grant, as of the date of each annual meeting of the shareholders, each non-employee director will receive an option grant to purchase 30,000 shares of our common stock under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, which shall vest on the one year anniversary of the grant date. Upon a change in control of us, as defined in our equity incentive plan, 100% of the shares underlying these options shall become vested and exercisable immediately prior to such change in control.
All fees under the director compensation policy are paid on a quarterly basis in arrears and no per meeting fees are paid. All fees may be paid in unrestricted shares of common stock at the election of the director. We also reimburse non-employee directors for reasonable expenses incurred in connection with attending board of director and committee meetings.
Director Compensation Table - 2015
The following table sets forth information concerning the compensation paid to our non-employee directors during 2015.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
M. James Barrett	$55,625	$26,887	$82,512
Fred Cohen	$51,000	$26,887	$77,887
Michael P. Doyle, Ph.D.	$47,000	$26,887	$73,887
David W. J. McGirr	$58,500	$26,887	$85,387
Jonathan T. Silverstein	$56,500	$26,887	$83,387
Nicholas J. Valeriani(2)	$16,092	$52,774	$68,866
Josh Bilenker(3)	$12,375	$—	$12,375

1)
Amount reflects the grant date fair value of option awards granted in 2015 in accordance with Accounting Standards Codification Topic 718, Compensation - Stock Compensation. For information regarding assumptions underlying the valuation of equity awards, see note 16 to our financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Significant Estimates-Stock-based Compensation” included in our annual report for the year ended December 31, 2015. These amounts do not correspond to the actual value that may be realized by the directors upon exercise of such options.

2)	Mr. Valeriani joined our board of directors in August 2015.

3)	Mr. Bilenker resigned from our board of directors in March 2015.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Roka Bioscience, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2015 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2015.

2.
The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP, the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 16.

3.
The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.
Audit Committee,
David McGirr, Chairman
M. James Barrett
Jonathan Silverstein

*
The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 25, 2016 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company’s current directors; (ii) each of the director nominees; (iii) each of the named executive officers; (iv) each of the current executive officers; (v) all of the current executive officers and directors as a group; and (vi) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s common stock.

For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of the Company’s common stock issuable under options that are exercisable on or within 60 days after April 25, 2016 (“Presently Exercisable Options”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

The percentage of the common stock beneficially owned by each person or entity named in the following table is based on shares of common stock issued and outstanding as of April 25, 2016 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Except as otherwise noted below, the address for persons listed in the table is c/o Roka Bioscience, Inc., 20 Independence Boulevard, Warren, New Jersey 07059. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
5% Stockholders
Entities Affiliated with Craig A. Drill(1)	1,600,000	8.9%
Entities Affiliated with New Enterprise Associates(2)	3,225,425	18.0%
Entities Affiliated with OrbiMed(3)	3,450,058	19.0%
TPG Biotechnology Partners III, L.P.(4)	2,989,282	16.7%
Hologic, Inc.(5)	903,256	5.1%
Named Executive Officers, Executive Officers and Directors:
M. James Barrett(6)	3,225,425	18.0%
Fred E. Cohen(7)	4,992	*
Michael P. Doyle(8)	9,971	*
David W. J. McGirr(9)	58,742	*
Jonathan T. Silverstein(10)	4,992	*
Paul G. Thomas(11)	860,897	4.8%
Nicholas J. Valeriani(11)	8,330	*
Lars Boesgaard(13)	102,004	*
Mary Duseau(14)	34,833	*
Walter M. Narajowski(15)	80,564	*
Steven T. Sobieski(16)	192,107	1.1%
All current directors and executive officers as a group (11 persons)	4,582,857	25.3%

(1)
Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 12, 2016, the shares beneficially owned consists of (i) 1,600,000 shares over which Craig A. Drill, Craig Drill Capital, LLC and Craig Drill Capital, L.P. have shared voting and dispositive power. The address for each of the reporting persons is c/o Craig Drill Capital, LLC, 724 Fifth Avenue, 9th Floor, New York, New York 10019.

(2)
Based solely on information set forth in a Schedule 13D filed with the SEC on July 25, 2014. The shares beneficially owned consist of 3,220,433 shares of common stock. The shares directly held by NEA 13 are indirectly held by NEA Partners 13, L.P., or NEA Partners 13, the sole general partner of NEA 13, NEA 13 GP, LTD, or NEA 13 LTD, the sole general partner of NEA Partners 13 and each of the individual Directors of NEA 13 LTD. The individual directors, or collectively, the Directors, of NEA 13 LTD are M. James Barrett (a member of our board of directors), Peter J. Barris, Forest Baskett, Patrick J. Kerins, Krishna "Kittu" Kolluri, David M. Mott, Scott D. Sandell, Ravi Viswanathan and Harry R. Weller. NEA 13, NEA Partners 13, NEA 13 LTD and the Directors share voting and dispositive power with regard to the shares held by NEA 13. All indirect holders of the above referenced shares disclaim beneficial ownership of applicable shares except to the extent of their pecuniary interest therein. The shares directly held by NEA Ventures 2009, L.P., or Ven 2009, are indirectly held by Karen P. Welsh, the general partner of Ven 2009. The address for NEA 13, NEA Ventures and Ven 2009 is c/o New Enterprise Associates, Inc., 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. Additionally, shares beneficially owned include options granted to Mr. Barrett to purchase 4,992 shares of common stock that are exercisable within 60 days of April 25, 2016, and for which any economic benefit of these options is transferable to NEA 13 LTD.

(3)
Based solely on information set forth in a Schedule 13D filed with the SEC on July 25, 2014, the shares beneficially owned consist of (i) 3,220,429 shares of common stock and (ii) 224,637 shares of common stock issuable upon exercise of warrants that are exercisable within 60 days of April 27, 2015. OrbiMed Capital GP III, LLC, or GP III, is the general partner of OPI III, and OrbiMed Advisors LLC, or Advisors, is the managing member of GP III. Advisors is also the general partner of Associates III. Samuel D. Isaly is the managing member of and owner of a controlling interest in Advisors and may be deemed to have voting and investment power over shares held by OPI III and Associates III. Mr. Isaly disclaims beneficial ownership over such shares, except to the extent of his pecuniary interest therein. The address for OPI III and Associates III is 601 Lexington Avenue, 54th Floor, New York NY 10022. Additionally, shares beneficially owned include options granted to Mr. Silverstein to purchase 4,992 shares of common stock that are exercisable within 60 days of April 25, 2016, and for which any economic benefit of these options is transferable to OrbiMed.

(4)
Based solely on information set forth in a Schedule 13D filed with the SEC on July 30, 2014, the shares beneficially owned consists of 2,989,282 shares of common stock. All shares are held directly by TPG Biotechnology Partners III, L.P., or TPG Biotech III. TPG Biotechnology GenPar III, L.P., or TPG Biotech GenPar III, is the general partner of TPG Biotech III. TPG Biotechnology GenPar III Advisors, LLC, or TPG Biotech Advisors III, is the general partner of TPG Biotech GenPar III. TPG Holdings I, L.P., or TPG Holdings, is the sole member of TPG Biotech Advisors III. TPG Holdings I-A, LLC, or TPG Holdings LLC, is the general partner of TPG Holdings. TPG Group Holdings (SBS), L.P., or TPG Group Holdings, is the sole member of TPG Holdings LLC. TPG Group Holdings (SBS) Advisors, Inc. is the general partner of TPG Group Holdings and may be deemed to have voting and dispositive power over the shares held by TPG Biotech III. David Bonderman and James G. Coulter are officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to have voting and dispositive power over the shares held by TPG Biotech III. Messrs. Bonderman and Coulter disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein. The address for TPG Biotech III and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Fort Worth, TX 76102.

(5)
Based solely on information set forth in a Schedule 13G filed with the SEC on August 8, 2014. Consists of 903,256 shares of common stock held by Gen-Probe Incorporated, a Delaware corporation (“Gen-Probe”) and wholly-owned subsidiary of Hologic, Inc. (“Hologic”). As the sole stockholder of Gen-Probe, Hologic is in a position indirectly to determine the investment and voting decisions made by Gen-Probe. The address for Hologic and Gen-Probe is c/o Hologic, Inc. 35 Crosby Drive, Bedford, Massachusetts 01730

(6)
The shares beneficially owned consist of 3,220,433 shares of common stock and options to purchase 4,992 shares of common stock that are exercisable within 60 days of April 25, 2016. Excludes 10,008 shares of common stock underlying options that are not exercisable within 60 days of April 25, 2016. As a director of NEA 13 LTD, Mr. Barrett is obligated to transfer any economic benefit of such options to NEA 13 LTD. The 3,220,433 shares of common stock directly held by NEA 13 are indirectly held by NEA Partners 13, L.P., or NEA Partners 13, the sole general partner of NEA 13, NEA 13 GP, LTD, or NEA 13 LTD, the sole general partner of NEA Partners 13 and each of the individual Directors of NEA 13 LTD. The individual directors, or collectively, the Directors, of NEA 13 LTD are M. James Barrett (a member of our board of directors), Peter J. Barris, Forest Baskett, Patrick J. Kerins, Krishna "Kittu" Kolluri, David M. Mott, Scott D. Sandell, Ravi Viswanathan and Harry R. Weller. NEA 13, NEA Partners 13, NEA 13 LTD and the Directors share voting and dispositive power with regard to the shares held by NEA 13. All indirect holders of the 3,220,433 shares disclaim beneficial ownership of applicable shares except to the extent of their pecuniary interest therein. The shares directly held by NEA Ventures 2009, L.P., or Ven 2009, are indirectly held by Karen P. Welsh, the general partner of Ven 2009. The address for NEA 13, NEA Ventures and Ven 2009 is c/o New Enterprise Associates, Inc., 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(7)
Consists of options to purchase 4,992 shares of common stock that are exercisable within 60 days of April 25, 2016. Excludes 10,008 shares of common stock underlying options that are not exercisable within 60 days of April 25, 2016.

(8)
Consists of options to purchase 9,971 shares of common stock that are exercisable within 60 days of April 25, 2016. Excludes 10,008 shares of common stock underlying options that are not exercisable within 60 days of April 25, 2016.

(9)
Consists of 50,000 shares of common stock and options to purchase 8,742 shares of common stock that are exercisable within 60 days of April 25, 2016. Excludes 10,786 shares of common stock underlying options that are not exercisable within 60 days of April 25, 2016.

(10)
Consists of options to purchase 4,992 shares of common stock that are exercisable within 60 days of April 25, 2016. Excludes 10,008 shares of common stock underlying options that are not exercisable within 60 days of April 25, 2016. As an employee of OrbiMed Advisors LLC, Mr. Silverstein is obligated to transfer any economic benefit of such options to OrbiMed Advisors LLC.

(11)
Consists of 783,512 shares of common stock, of which 153,976 shares are unvested restricted stock and options to purchase 77,385 shares of common stock that are exercisable within 60 days of April 25, 2016. Excludes 141,115 shares of common stock underlying options that are not exercisable within 60 days of April 25, 2016.

(12)
Consists of options to purchase 8,330 shares of common stock that are exercisable within 60 days of April 25, 2016. Excludes 21,670 shares of common stock underlying options that are not exercisable within 60 days of April 25, 2016.

(13)
Consists of 53,664 shares of common stock, of which 42,157 shares are unvested restricted stock and options to purchase 48,340 shares of common stock that are exercisable within 60 days of April 25, 2016. Excludes 59,325 shares of common stock underlying options that are not exercisable within 60 days of April 25, 2016.

(14)
Consists of options to purchase 34,833 shares of common stock that are exercisable within 60 days of April 25, 2016. Excludes 112,667 shares of common stock underlying options that are not exercisable within 60 days of April 25, 2016.

(15)	Consists of 80,564 shares of common stock.

(16)	Consists of 192,107 shares of common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information with respect to our compensation plans under which equity compensation was authorized as of December 31, 2015.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan category	(a)	(b)	(c)(2)(3)
Equity compensation plans approved by security holders(1)	1,154,006	$3.67	989,709
Equity compensation plans not approved by security holders	—	$—	—
Total	1,154,006	$3.67	989,709

(1)
The amounts shown in this row include securities under the Roka Bioscience, Inc. 2009 Equity Incentive Plan (the "2009 Plan") and the Roka Bioscience, Inc. 2014 Equity Incentive Plan (the "2014 Plan").

(2)
Included in the 1.0 million shares are approximately 370,000 shares available under the 2009 Plan. Subsequent to our initial public offering we have not issued shares out of the 2009 Plan, and we do not intend to issue shares out of the 2009 Plan in the future. In accordance with the "evergreen" provision in our 2014 Equity Compensation Plan, an additional 535,898 shares were automatically made available for issuance on the first trading day of 2016, which represents 3% of the number of shares outstanding on December 31, 2015; these shares are excluded from this calculation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2015, all reports required to be filed under Section 16(a) were filed on a timely basis.

TRANSACTIONS WITH RELATED PERSONS
Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2015, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation.”

Agreements with Gen-Probe
In connection with our formation, in September 2009 we entered into a license agreement with Gen-Probe. Under the terms of this license agreement, Gen-Probe granted us a worldwide, royalty-bearing license under Gen-Probe’s molecular diagnostic technology patent portfolio and know-how (including technology, trade secrets, inventions, methods, designs, materials, and data) for use in instruments for the following industrial testing applications: food manufacturing, water testing, biopharmaceutical manufacturing, environmental, veterinary, bioterrorism and infection control. The definitions in the agreement for each of the industrial testing applications include limited exclusions, including the exclusion of any right by us to test samples from humans or animals for the purpose of clinical diagnostics, including as part of clinical trials, and also excludes testing of human blood, tissue, plasma or other blood products intended for direct transfusion or other administration to humans or animals, or screening of any human organs, tissues or other biological materials. In addition, Gen-Probe obtained an exclusive license to technology and intellectual property developed by us, for use outside the field of industrial applications. The license also grants us the right to develop, manufacture, use, distribute, promote, sell, import and export nucleic acid tests and other consumables using the Gen-Probe technology for these industrial testing applications on molecular diagnostic instruments, including the Gen-Probe fully automated Panther instrument system that we commercialize as the Atlas System. The license is exclusive with respect to these industrial testing applications, except for the following rights retained by Gen-Probe: (i) rights granted by Gen-Probe under agreements existing as of the effective date of the license, which do not affect our ability to manufacture and commercialize our products but do not prevent such parties from competing with us (ii) Gen-Probe’s right to continue to commercialize several specific assay products in existence as of the date the license was executed, and (iii) the Company’s rights as to infection control applications, which are non-exclusive except with respect to certain CUDA patents. The license will become nonexclusive with respect to veterinary applications as we do not expect to commercialize products for veterinary applications by September 10, 2015, and will become nonexclusive with respect to bioterrorism applications as we do not expect to commercialize products for bioterrorism applications by September 10, 2015. Our rights to Gen-Probe’s patents and know-how under this license agreement also includes patents and know-how that Gen-Probe controls during the term of the license agreement that are necessary, used in or useful for our development of new products and technology for these industrial testing applications. Pursuant to the Gen-Probe license agreement, we are obligated to make royalty payments to Gen-Probe based on net sales of products that incorporate the licensed Gen-Probe technology. Currently we pay Gen-Probe a royalty of 8% on net sales of our Atlas Detection Assays. As discussed below, we may reduce the royalty rate by 4% based upon potential future milestone payment fees. Our obligation to make royalty payments under this agreement is on a country-by-country basis in each country in which the applicable product is manufactured or sold, and expires upon the later of (i) the expiration, revocation or rejection of the last of the patents covering the technology that we use in our products in that country, or (ii) 10 years after the first sale of products in such country. We currently expect the last relevant U.S. patent to expire in 2030. The patents currently covered by the license agreement expire from time to time between 2014 and 2030. We have analyzed Gen-Probe patents that are material to our business and do not believe that the Gen-Probe patents that expire in the next five years will cumulatively have a material impact on our ability to protect ourselves from copying by our competitors.
Our license agreement may be terminated by Gen-Probe or us upon a material breach of the agreement that is not cured following 60 days’ notice. Gen-Probe also may terminate the license agreement if we are in breach of any payment obligation under the agreement that is not cured within 30 days following notice of the breach. In addition, Gen-Probe has the right to terminate the agreement immediately upon written notice if (a) we or any of our affiliates, licensees or sublicensees commence any formal challenge to any of the patents licensed to us by Gen-Probe, or (b) we declare bankruptcy, become insolvent or initiate dissolution proceedings. Upon any termination, all patent, know-how and other intellectual property rights granted to us by Gen-Probe shall terminate.
We do not have the right to enforce any of the patents licensed to us under the license agreement with Gen-Probe. Gen-Probe has the right, but not the obligation, to sue third parties for infringement of the licensed patents. If Gen-Probe does not bring an action against an alleged infringer within 60 days after written notice from us, we may request that Gen-Probe consider bringing an action. Gen-Probe will also control any action to enforce the licensed patents, and has the sole right to prosecute, issue and maintain the licensed patents and patent applications.
In May 2011, we amended our license agreement with Gen-Probe to clarify that our exclusive rights for infection control applications are limited to use on a specific low-volume diagnostic instrument. For all other instruments, our rights for infection control applications are non-exclusive.
In June 2014, we entered into an amendment to our license agreement with Gen-Probe which granted us a two-year option to reduce the royalty rate we pay to Gen-Probe in exchange for an option payment of $2.5 million in cash. We exercised the option simultaneously with the closing of our initial public offering in July 2014 and made the following payments to Gen-Probe: (i) we issued 865,063 shares of our common stock to Gen-Probe, and (ii) using a portion of the net proceeds from our initial public offering, we made a cash payment of $8.0 million to Gen-Probe. Additional future payments required based upon the terms of the option exercise include: (i) on January 1, 2018, we will make a cash payment of $5.0 million and (ii) on January 1, 2020, we will make a cash payment of $5.0 million. Upon exercise of the option, our royalty rate was reduced from 12% to 8%. In addition, if we achieve certain revenue milestones, we will pay additional milestone fees of up to $6.0 million and the royalty rate will be further reduced. We may elect to accelerate the royalty rate reduction by paying the additional milestone fees in advance of achieving the applicable revenue milestone. Upon making the additional payments under the certain revenue milestones, the royalty rate we pay to Gen-Probe for sales of our Atlas Detection Assays, will be reduced to 4%.
In connection with our formation, in September 2009, we entered into a long-term material supply and purchase agreement with Gen-Probe, which was amended in May 2011. Under this agreement, Gen-Probe is obligated to supply us with a number of proprietary reagents that we use as components in the manufacture of our assays. Under this agreement, we also purchase from Gen-Probe bulk universal reagents that we use with all of our assays that run on the Atlas instrument as well as certain proprietary disposable components necessary to run our pathogen detection assays on the Atlas instrument. We pay Gen-Probe a certain transfer price for each of the individual materials supplied under this agreement. The initial term of this agreement expires on May 27, 2018. At the end of the initial term, the agreement automatically renews for successive two-year periods unless we give 180 days’ prior notice of our intention not to renew. The material supply agreement may be terminated by Gen-Probe only (a) for cause based on a breach by us that remains uncured for at least 60 days, or (b) in the event we file for bankruptcy protection, or otherwise formally declare insolvency or commence dissolution or similar proceedings.

In May 2011, we entered into a supply agreement with Gen-Probe pursuant to which Gen-Probe supplies us with its integrated fully automated Panther instrument system, which we commercialize under the Atlas brand name. During the term of the agreement Gen-Probe will supply us with instruments at defined transfer prices. Under the terms of the supply agreement, we are required to make a quarterly rolling forecast of our expected needs for instruments for a twelve-month period. Under the terms of the agreement, we must purchase all of our requirements for Atlas instruments from Gen-Probe at a price equal to 200% (or 150% in the case of the first 75 instruments we purchased from Gen-Probe) of the transfer price portion of Gen-Probe’s manufacturing cost, plus one hundred percent (100%) of the portion of Gen-Probe’s manufacturing cost comprising applicable taxes and costs relating to storage, shipping and handling, with no additional profit mark-up to Gen-Probe. We pay one-half (or two-thirds in the case of the first 75 instruments we purchased from Gen-Probe) of the invoice amount within 45 days of the delivery of the invoice or instrument, whichever is later, and we pay the remaining one-half (or one-third in the case of the first 75 instruments we purchased from Gen-Probe) over time in increments computed as 1.00% of our net sales over the following 54 months, provided that the remaining invoice amount remaining unpaid is due in full by the end of the 54th month after delivery of such instrument. The term of the agreement is for an initial period of seven years, with automatic renewals for successive two-year periods, unless either party provides notice at least one year in advance of its intent not to renew the agreement. In the event that Gen-Probe ceases production of the instrument, fails to supply us with the instrument, or chooses not to renew the supply agreement, we have the right to contract with an alternative supplier reasonably acceptable to Gen-Probe to manufacture and supply us with the Atlas instrument, and Gen-Probe is required to license the alternative supplier under any Gen-Probe intellectual property or know-how needed to manufacture the Atlas instrument, and supply reasonable technical assistance. The current manufacturer of the instrument, Stratec Biomedical AG, is deemed an acceptable alternative supplier under the agreement.
For the years ended December 31, 2015, 2014 and 2013, we incurred royalty expenses and purchased Atlas Instruments, supplies and services of approximately $1.3 million, $2.8 million and $3.8 million, respectively.
At the time of the approval of the license agreement, dated September 2009, the amendment, dated June 2014, and the materials supply agreement, dated September 2009, Gen-Probe was not a holder of more than 5% of our capital stock and did not have a representative on our board of directors. In May 2011, we entered into the amendment to the license agreement, the amendment to the materials supply agreement, and the supply agreement with Gen-Probe; at such time, Gen-Probe held more than 5% of our capital stock and had designated a board member, who was serving on the board of directors at the time we entered into these agreements. As of the fourth quarter of 2013, Gen-Probe no longer held more than 5% and no longer had the right to designate a board member. Upon the issuance of shares to Gen-Probe under the exercise of our option, Gen-Probe became a holder of more than 5% of our capital stock, subjecting them to the Company's policies and procedures for related party transactions discussed below.
Indemnification of Officers and Directors
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.
Policies and Procedures for Related Party Transactions
We adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, or related parties, are not permitted to enter into a transaction with us without the prior consent of our board of directors acting through the audit committee or, in certain circumstances, the chairman of the audit committee. Any request for us to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to our audit committee, or in certain circumstances the chairman of our audit committee, for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related person’s interest in the transaction.

PROPOSAL 2: RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016

The Audit Committee has reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2016, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting.  Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.
Principal Accountant Fees and Services
The following table summarizes the fees paid for professional services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2015	2014
	(In thousands)
Audit Fees	$630	$896
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$2	$2
Total Fees	$632	$898
Audit Fees
Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our common stock and audit services provided in connection with other statutory or regulatory filings.

All Other Fees
Subscription service fees for use of accounting research software.
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for us if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.
The Audit Committee has considered whether the provision of All Other Fees as described above is compatible with maintaining PricewaterhouseCoopers, LLP’s independence and has determined that such services for fiscal year 2014 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standards No. 16, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K.

Attendance at Annual Meeting
Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO EFFECT A REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK.

The Board has adopted a resolution approving and recommending to the Company’s stockholders for their approval a proposal to amend our certificate of incorporation to effect a reverse split of our outstanding shares of common stock within a range of one share of common stock for every five shares of common stock to one share of common stock for every fifteen shares of common stock, with the exact reverse split ratio to be decided and publicly announced by the Board prior to the effective time of the amendment to our certificate of incorporation. If the stockholders approve this Proposal 3, the Board will have the authority to decide, at any time prior the date of the 2017 Annual Meeting, whether to implement the reverse stock split and the precise ratio of the reverse stock split within a range of one-for-five shares of our common stock to one-for-fifteen shares of our common stock. If the Board decides to implement the reverse stock split, the reverse stock split will become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware.

The Board reserves the right, even after stockholder approval, to abandon or postpone the filing of the amendment to effect the reverse stock split if the Board determines that it is not in the best interests of the Company and the stockholders. If the amendment effecting the reverse stock split holders is not implemented by the Board prior to the date of the 2017 Annual Meeting, the proposal will be deemed abandoned, without any further effect. In that case, the Board may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

The form of the certificate of amendment to accomplish the reverse stock split is attached to this Proxy Statement as Appendix A. The following discussion is qualified in its entirety by the full text of the certificate of amendment, which is incorporated herein by reference.

Reasons for the Reverse Stock Split

The primary reason for the reverse stock split is to allow us to attempt to increase the bid price of our common stock by reducing the number of outstanding shares of our common stock. To continue listing on The NASDAQ Global Market, we must comply with the applicable listing requirements under NASDAQ Marketplace Rules, which requirements include, among others, a minimum bid price of at least $1.00 per share. The closing bid price of our common stock on the NASDAQ Global Market has been below the $1.00 threshold each day since January 7, 2016. On February 22, 2016, we received a written notice from the listing qualifications department of NASDAQ indicating that we were not in compliance with the $1.00 minimum bid price requirement set forth in the applicable listing rules for continued listing on the NASDAQ Global Market. The notice from NASDAQ indicated that we will be provided 180 calendar days in which to regain compliance. We would regain compliance if at any time during this 180-day period the bid price of our common stock closes at or above $1.00 per share for a minimum of ten consecutive business days.

Alternatively, if we fail to regain compliance with the minimum bid price requirement prior to the expiration of the 180 calendar day period, we may apply to transfer to The NASDAQ Capital Market and will be afforded a second 180-day compliance period, provided that (i) we meet the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on the NASDAQ Capital Market (except for the bid price requirement) based on our most recent public filings and market information and (ii) we notify NASDAQ of our intent to cure this deficiency during the second compliance period by effecting a reverse stock split, if necessary.

The Board of Directors has considered the potential harm to us if we were not able to regain compliance with the minimum bid requirement, which would result in our common stock being delisted from NASDAQ. If our common stock were delisted from NASDAQ, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the Pink Sheets or the OTC Bulletin Board. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-

counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules regarding “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

The Board of Directors believes that a reverse stock split is a potentially effective means for us to regain compliance with NASDAQ Marketplace Rules and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from NASDAQ by producing the immediate effect of increasing the bid price of our common stock. There will be no change in our authorized shares as a result of the amendment to our certificate of incorporation and therefore, upon effectiveness of the reverse stock split, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares. We currently have no plans, proposals, arrangements or understandings to issue any of its authorized but unissued shares of our common stock. However, it is possible that some of these additional authorized shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our certificate of incorporation, applicable law or the rules of any stock exchange or other system on which our securities may then be listed.

Risk Factors Associated with the Reverse Stock Split

The primary purpose of the proposed reverse stock split is to combine the issued and outstanding shares of our common stock into a smaller number of shares so that the shares of our common stock will trade above the $1.00 minimum bid price required to maintain our listing on the NASDAQ. However, we cannot assure you that the reverse stock split, if implemented, will have the desired effect of raising the price of our common stock over the long term. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per post-split share of our common stock would either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, as required by NASDAQ;

•
the trading price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares of our common stock outstanding before the reverse stock split;

•	the reduction in the shares outstanding and in the public float after the reverse stock split will not negatively impact the liquidity or trading activity for our stock;

•	the reverse stock split would result in a per share price that would increase the level of investment by institutional investors or increase analyst and broker interest in our company; or

•	the reverse stock split will result in decreased transaction costs for our stockholders.

In addition, there can be no assurance that our common stock will not be delisted due to a failure to meet other continued listing requirements even if the market price per post-split share of our common stock remains in excess of $1.00.

The market price of our common stock will also be based on our performance and other factors, including those factors listed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2015 and other reports that we file with the SEC. If the reverse stock split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

After the effective date of the reverse stock split, each stockholder would own a reduced number of shares of common stock. However, the reverse stock split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in Roka (except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share as described below). Proportionate voting rights and other rights and preferences of the holders of common stock would not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record also would not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning only a fractional share as described below).

The following table contains approximate information relating to our common stock if (i) the reverse stock split is implemented at a ratio of one-for-five, (ii) the reverse stock is implemented at a ratio of one-for-ten and (iii) the reverse stock split is implemented at a ratio of one-for-fifteen based on share information as of close of business on March 31, 2016:

	Shares Issued and Outstanding(1)	Shares Authorized and Reserved for Issuance(1)(2)	Shares Authorized and Unreserved for Issuance(1)	Total Authorized
As of March 31, 2016	17,884,201	2,775,194	479,340,605	500,000,000
5-for-1 Reverse Split	3,576,840	555,039	495,868,121	500,000,000
10-for-1 Reverse Split	1,788,420	277,519	497,934,061	500,000,000
15-for-1 Reverse Split	1,192,280	185,013	498,622,707	500,000,000

(1) These estimates do not reflect the potential effect of rounding down for fractional shares that may result from the reverse stock split.
(2) Includes (i) 323,078 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $9.78, as of March 31, 2016; (ii) 267,869 shares issuable upon the exercise of outstanding options under the 2009 Equity Incentive Plan at a weighted average exercise price of $3.40, as of March 31, 2016; (iii) 1,348,770 shares issuable upon the exercise of outstanding options under the 2014 Equity Incentive Plan at a weighted average exercise price of $2.61, as of March 31, 2016; (iv) 566,350 shares reserved for future issuance under the 2014 Equity Incentive Plan; and (v) 470,673 shares reserved for future issuance under the 2009 Equity Incentive Plan (the "2009 Plan"). Subsequent to our IPO we have not issued equity awards out of the 2009 Plan, and we do not intend to issue additional equity awards out of the 2009 Plan in the future.

The reverse stock split would reduce the number of shares of common stock available for issuance under our 2014 Equity Incentive Plan, which is the only equity incentive compensation plan currently active from which we may make new stock awards. With respect to outstanding stock options to purchase shares of our common stock, the reverse stock split would effect a reduction in the number of shares subject to such outstanding stock options proportional to the exchange ratio of the reverse stock split (rounded down to the nearest whole share) and would effect a proportionate increase in the exercise price of such outstanding stock options (rounded up to the nearest whole cent). Unless required by the terms of the equity incentive compensation plan pursuant to which a stock equity award was issued, no cash payment would be made to holders of equity awards in respect of such rounding. Under the terms of our outstanding warrants, the reverse stock split would also result in a proportionate increase in the exercise price of the warrants, as well as a proportionate decrease in the number of shares issuable to the holders thereof upon exercise of the warrants.

If the proposed reverse stock split is implemented, it may increase the number of our stockholders who own “odd lots” of less than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Because the total number of shares of authorized common stock is not being reduced in an amount proportionate to the reverse stock split, the ability of the Board to issue authorized and unissued shares without further stockholder action will be significantly increased. However, we currently have no plans, arrangements or understandings, written or oral, to issue these additional authorized shares. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock. The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws.

Effective Date

If our stockholders approve this Proposal No. 3, the Board of Directors could decide at any time on or prior to the date of the 2017 Annual Meeting of Stockholders to effect the reverse stock split based on a determination that the reverse stock split is then advisable and in the best interests of the Company and our stockholders. Such determination would primarily be based upon consideration of whether such reverse split would be advisable to help us regain compliance with applicable NASDAQ Marketplace Rules. In determining the actual timing of the filing of the Certificate of Amendment and selecting an appropriate exchange ratio within the range of specified exchange ratios, the Board of Directors would examine the historical and projected price performance of our common stock, the expected bid price and trading volume of our common stock over the short- and long-term following the effectiveness of the reverse stock split and the potential devaluation of our market capitalization as a result of the reverse stock split. Even with stockholder approval of this Proposal No. 3, and without the need for further action by our stockholders, the Board of Directors may delay the implementation of the reverse stock split up until the 2017 Annual Meeting of Stockholders and may abandon the reverse stock split at any time prior to the filing of the certificate of amendment. If the reverse stock split is not effected on or prior to the date of the 2017 Annual Meeting of stockholders, the authority granted to the Board of Directors to effect the reverse stock split would expire and be without any further effect.

If our stockholders approve this Proposal No. 3 and the Board of Directors determines that it is advisable and in the best interests of the Company and our stockholders to proceed with the reverse stock split, the certificate of amendment would be filed with the Secretary of State of the State of Delaware. The reverse stock split would become effective upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware and upon the effective date the outstanding shares of our common stock would be combined and converted into a lesser number of shares of common stock calculated in accordance with the exchange ratio set by the Board of Directors, within the specified range of potential exchange ratios, and without further action on the part of the Company and our stockholders. For instance, if a stockholder presently holds 100 shares of our common stock, the stockholder would hold 20 shares of our common stock following a reverse stock split affected at an exchange ratio of five-for-one.

Treatment of Fractional Shares

No scrip or fractional shares would be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, we would pay to the stockholder, in cash, the value of any fractional share arising from the reverse stock split. The cash payment would be based on the closing sale price per share of our common stock as reported on the NASDAQ Global Market on the last trading day preceding the effective date of the reverse stock split multiplied by the number of shares of pre-split common stock held by the stockholder that would otherwise have been exchanged for such fractional share. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares.

If you do not hold sufficient shares of pre-split common stock to receive at least one post-split share of common stock and you want to hold our common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed before the reverse stock split is effected:

•
purchase a sufficient number of shares of our common stock so that you would hold at least that number of shares of common stock in your account prior to the implementation of the reverse stock split that would entitle you to receive at least one share of common stock on a post-split basis; or

•
if applicable, consolidate your accounts so that you hold at least that number of shares of our common stock in one account prior to the reverse stock split that would entitle you to at least one share of our common stock on a post-split basis. Common stock held in registered form (that is, shares held by you in your own name on our company’s share register maintained by our transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.

After the reverse stock split, then-current stockholders would have no further interest in our company with respect to their fractional shares. A person otherwise entitled to a fractional share would not have any voting, dividend or other rights in respect of his or her fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than that number of pre-split shares within the one-for-five to one-for-fifteen range of exchange ratios described above. Reducing the number of post-split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective date may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Non-Registered Stockholders

Non-registered stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Book-Entry Shares and Payment for Fractional Shares

The combination of and reduction in the number of our outstanding shares of common stock as a result of the reverse stock split would occur automatically on the effective date without any action on the part of our stockholders. Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts.
Stockholders who hold registered shares of our common stock in book-entry form do not need to take any action to receive post-reverse stock split shares of our common stock in registered book-entry form or the cash payment in lieu of any fractional interest, if applicable. These stockholders will have their pre-reverse stock split shares exchanged automatically and a Credit Advice will be mailed to them upon exchange indicating the number of post-reverse stock split shares owned by such stockholders. A check will also be mailed to such stockholders’ registered address as soon as practicable after the effective date of the reverse stock split. By signing and cashing this check, such stockholders will represent and warrant that they owned the shares of our common stock for which they received the cash payment.

Exchange of Stock Certificates and Payment for Fractional Shares

The combination of and reduction in the number of our outstanding shares of common stock as a result of the reverse stock split would occur automatically on the effective date without any action on the part of our stockholders and without regard to the date that stock certificates representing pre-split shares of common stock are physically surrendered for new stock certificates representing post-split shares of common stock.
As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender in exchange for any cash payment due for fractional shares and, if so elected by the holder, certificates representing the number of shares of our post-split common stock such stockholder is entitled to receive as a result of the reverse stock split. Our transfer agent will act as exchange agent for purposes of implementing the payment in lieu of fractional shares and exchange of stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the reverse stock split in accordance with the applicable instructions. Each stockholder who surrenders certificates will receive any cash payment due for fractional shares and, upon payment of the applicable fee, new certificates representing the whole number of shares of our common stock that he or she holds as a result of the reverse stock split. No new certificates and no payments in lieu of fractional shares will be issued to a stockholder until the stockholder has surrendered its outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the amount on our balance sheet attributable to our common stock would be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the common stock is reduced. The per share common stock net loss and net book value would be increased because there would be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Impact of Potential Reverse Stock Split Upon Other Data Contained in this Proxy Statement

Unless expressly stated otherwise, the data contained in this proxy statement does not reflect the impact of any reverse stock split that may be effected pursuant to the terms of this Proposal No. 3.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to our certificate of incorporation to effect the reverse stock split, and we will not independently provide our stockholders with any such right.

No Going Private Transaction

Notwithstanding the change in the number of outstanding shares following the reverse stock split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in Proposal No. 3 as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and

Management” above. However, we do not believe that our officers or directors have interests in Proposal No. 3 that are different from or greater than those of any other of our stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of material U.S. federal income tax consequences of the reverse stock split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed federal income tax regulations, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse stock split.

This discussion is limited to holders that hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, including, without limitation:

•	persons that are not U.S. Holders (as defined below);

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. WE STRONGLY URGE A HOLDER OF OUR COMMON STOCK TO CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REVERSE STOCK SPLIT IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER STATE, LOCAL, OR FOREIGN INCOME OR OTHER TAX LAW.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

In general, a U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split will recognize gain or loss based upon the difference between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share as set forth above, as if such fractional shares were distributed as part of the reverse stock split and then redeemed, subject to the provisions and limitations of section 302 of the Code (including, without limitation, certain attribution rules that could result in the cash payment being treated as a dividend). The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year as of the effective time of the reverse stock split.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a rate of 28%) may apply to holders who receive cash in lieu of a fractional share of our common stock pursuant to the reverse stock split. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 or (2) any holder that otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the meeting will be required to approve this proposal No. 3. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL NO. 3 TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.
STOCKHOLDER PROPOSALS

Stockholder Proposals for 2017 Annual Meeting

Any stockholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for our 2017 Annual Meeting of Stockholders must be received by the Company no later than January 6, 2017 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Roka Bioscience, Inc., 20 Independence Boulevard, Warren, New Jersey 07059 Attn.: Secretary.
 Our by-laws state that a stockholder must provide timely written notice of a proposal to be brought before the meeting and supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2017 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by the Company at our principal executive office no later than March 25, 2017 no earlier than February 24, 2017; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by the Company at our principal executive office not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by the Company. Proxies solicited by our Board will confer discretionary voting authority with respect to these proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Roka Bioscience, Inc., 20 Independence Boulevard, Warren, New Jersey 07059, Attn.: Corporate Secretary.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including our audited financial statements) filed with the SEC may be obtained without charge by writing to Roka Bioscience, Inc., 20 Independence Boulevard, Warren, New Jersey 07059, Attn.: Corporate Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on April 25, 2016. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2015 and certain other related financial and business information are contained in our 2015 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Roka Biosciences, Inc., 20 Independence Boulevard, Warren, New Jersey 07059, Attn.: Secretary, or by phone at (908) 605-4700. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors
/s/ Paul G. Thomas
Paul G. Thomas, Chief Executive Officer

May 4, 2016
Warren, New Jersey

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE
SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF

ROKA BIOSCIENCE, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), Roka Bioscience, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.    The date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was September 3, 2009. The date of filing of the Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was September 10, 2009. The date of filing of the Second Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was April 29, 2011. The date of filing of the Third Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was December 19, 2011. The date of filing of the Fourth Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was June 11, 2013. The date of filing of the Fifth Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was October 1, 2013. The date of filing of the Sixth Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was November 20, 2013. The date of filing of the Seventh Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was July 22, 2014.

2.     The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the DGCL setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the DGCL. The amendment amends the Certificate of Incorporation of the Corporation as follows:

Article FOURTH is hereby amended by adding the following text immediately after the third paragraph of Article FOURTH:

“Effective upon the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each five to fifteen shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock, the exact ratio within the five to fifteen range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification shall be entitled to cash payment for each fractional share of Common Stock that would have been issued to such person.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified, provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.”

3. This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby shall be effective immediately upon filing.
[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this __ day of ______, 2016.

ROKA BIOSCIENCE, INC.

By:_________________________
Name: Paul Thomas
Title: Chief Executive Officer

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ROKA BIOSCIENCE INC.
20 INDEPENDENCE BOULEVARD
4TH FLOOR	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
WARREN, NJ 07059
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:					KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED
		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the below line.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1. Election of Directors
Nominees
01 M. James Barrett, Ph.D.	02 Fred E. Cohen, M.D., D.Phil

The Board of Directors recommends you vote FOR the following proposal:
							For	Against	Abstain
2. RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.							☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:
							For	Against	Abstain
3. APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO GRANT THE BOARD AUTHORITY TO EFFECT A REVERSE STOCK SPLIT.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

ROKA BIOSCIENCE INC.
Annual Meeting of Shareholders
June 22, 2016 8:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Paul G. Thomas and Lars Boesgaard, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ROKA BIOSCIENCE INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholders to be held at 8:30 AM, EST on June 22, 2016, at Roka's corporate offices, located at 20 Independence Boulevard, Suite 401, Warren, New Jersey, 07059, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.
Continued and to be signed on reverse side